Exhibit 10.4

December 30, 2003

AECOM Technology Corporation
3250 Wilshire Boulevard
Los Angeles, California 90010

Re:    Amendment to Note Purchase Agreements dated as of June 9, 1998

Ladies and Gentlemen:

Reference is made to (1) the Note Purchase Agreement, dated as of June 9, 1998, by and between AECOM Technology Corporation, a Delaware corporation (the “Company”), on the one hand, and The Prudential Insurance Company of America, Pruco Life Insurance Company, and U.S. Private Placement Fund, on the other hand, and (2) the Note Purchase Agreement, dated as of June 9, 1998, by and between the Company and The Northwestern Mutual Life Insurance Company (as amended, and as further amended from time to time, each a “Note Agreement” and collectively, the “Note Agreements”). The purchasers of Notes under the Note Agreements, together with their respective successors and transferees, are collectively referred to herein as the “Purchasers”. Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Note Agreements (after giving effect to the amendments effected hereby).

Pursuant to the request of the Company and the provisions of Section 17.1 of the Note Agreements, and subject to the terms and conditions of this letter agreement, the Purchasers hereby agree with the Company that each of the Note Agreements shall be amended as follows:

The definitions for the following terms contained in Schedule B are amended and restated, as follows:

““Bank Credit Agreement” means the Credit Agreement, dated as of December 30, 2003, among the Company, each of the parties identified as “Obligor Subsidiaries” on the signature pages of the Subsidiary Guaranty, the several financial institutions from time to time parties thereto, Harris Trust and Savings Bank, as an issuing lender thereunder, and Union Bank of California, N.A., as administrative agent, and as an issuing lender and swing line lender thereunder, as thereafter amended, restated, refinanced, increased, reduced, or otherwise modified from time to time and any successor Bank Credit Agreement.

“Major Subsidiary” means: (a) Consoer, Townsend Envirodyne Engineers, Inc. (formerly EEI Acquisition Corporation), DMJMH+N, Inc. (formerly Daniel, Mann, Johnson & Mendenhall), DMJM + Harris, Inc. (formerly Frederic R. Harris, Inc.), The McClier Corporation, Metcalf & Eddy, Inc., AECOM Global, Inc., and Turner, Collie & Braden, Inc.; and (b) any other direct or indirect domestic Subsidiary of the Company that, together with any other direct or indirect domestic Subsidiaries owned by such Subsidiary, (i) has assets with a book value that total 10% or more of Consolidated Assets or (ii) has “Consolidated Income Available for Interest Charges” (determined by applying the definition of Consolidated Income Available for Interest Charges (and all definitions utilized by such definition) solely to such Subsidiary) in any fiscal year of the Company that is 10% or more of Consolidated Income Available for Interest Charges in such fiscal year.

“Subsidiary Guaranty” means the Master Guaranty and Intercreditor Agreement, dated as of December 30, 2003, among the Company, the Guarantors, the Obligor Subsidiaries, The Prudential Insurance Company of America, Pruco Life Insurance Company, U.S. Private Placement Fund, Hartford Life Insurance Company, ING Life Insurance and Annuity Company, The Northwestern Mutual Life Insurance Company, Union Bank of California, N.A., as administrative agent under the Bank Credit Agreement, the financial institutions party to the Bank Credit Agreement, Union Bank of California, N.A., as creditor agent, and each Person not named above which issues or purchases Notes from time to time, as such agreement is amended, restated or otherwise modified from time to time and any successor Master Guaranty and Intercreditor Agreement. Notwithstanding that this term is “Subsidiary Guaranty”, it is understood that the Company is also a “Guarantor” under the Subsidiary Guaranty.”

The amendments set forth in this letter agreement shall be limited precisely as written and shall not be deemed to be (a) an amendment, consent or waiver of any other terms or conditions of the Note Agreements or any other document related to the Note Agreements or (b) a consent to any future amendment, consent or waiver. Except as expressly set forth in this letter, the Note Agreements and the documents related to the Note Agreements shall continue in full force and effect.

The Company hereby represents and warrants as follows (both before and after giving effect to the effectiveness of this letter agreement): (i) no Default or Event of Default has occurred and is continuing (or would result from the transactions contemplated by this letter agreement); (ii) the Company’s execution, delivery and performance of the Note Agreements, as modified by this letter agreement, and the Subsidiary Guaranty have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any governmental authority) in order to be effective and enforceable; (iii) each of the Note Agreements, as modified by this letter agreement, and the Subsidiary Guaranty constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity; and (iv) each of the representations and warranties set forth in Section 5 of the Note Agreements is true, correct and complete as of the date hereof (except to the extent such representations and warranties expressly relate to another date, in which case such representations and warranties are true, correct and complete as of such other date).

This letter agreement shall become effective on the date on which: (i) the Purchasers shall have received a fully executed counterpart of this letter agreement executed by the Company and each Guarantor; (ii) the Purchasers shall have received a fully executed copy of each of the Bank Credit Agreement and the Subsidiary Guaranty; and (iii) the Company shall have paid Bingham McCutchen LLP its accrued and unpaid legal fees and expenses.

This document may be executed in multiple counterparts, which together shall constitute a single document.

[Signature pages follow.]

If you are in agreement with the foregoing, please sign the enclosed counterpart of this letter in the space indicated below and return it to Prudential at Four Embarcadero Center, Suite 2700, San Francisco, California 94111 and to The Northwestern Mutual Life Insurance Company at 720 East Wisconsin Avenue, Milwaukee, WI 53202 whereupon, subject to the conditions expressed herein, it shall become a binding agreement between the Company, on the one hand, and the Purchasers, on the other hand.

Sincerely,

PURCHASERS

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Illegible
Its:	Vice President

PRUCO LIFE INSURANCE COMPANY

By:	/s/ Illegible
Its:	Vice President

U.S. PRIVATE PLACEMENT FUND

By:	Prudential Private Placement Investors, L.P., Investment Advisor

By:	Prudential Private Placement Investors, Inc., its General Partner

By:	/s/ Illegible
Its:	Vice President

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Illegible
Its:	Its Authorized Representative

Accepted and agreed to as of the date first appearing above:

AECOM TECHNOLOGY CORPORATION

By:	/s/ Eric Chen
Its:	Senior Vice President

Each undersigned Guarantor (i) acknowledges that it has read the Amendment to Note Purchase Agreements dated as of June 9, 1998, dated as of December 30, 2003 (the “Amendment”), made by AECOM TECHNOLOGY CORPORATION, a Delaware corporation (the “Company”), and the Purchasers (as defined in the Amendment), (ii) consents to the amendment and modification made by the Amendment, and (iii) reaffirms its obligations under the Subsidiary Guaranty (as defined in the Amendment), which it acknowledges shall remain in full force and effect with respect to such Note Purchase Agreements (as amended by the Amendment) and all the other obligations described in the Subsidiary Guaranty.

CONSOER, TOWNSEND ENVIRODYNE ENGINEERS, INC. (formerly EEI ACQUISITION CORPORATION)

DMJMH+N, INC. (formerly DANIEL, MANN, JOHNSON & MENDENHALL)

DMJM + HARRIS, INC. (formerly FREDERIC R. HARRIS, INC.)

THE MCCLIER CORPORATION

METCALF & EDDY, INC.

AECOM GLOBAL, INC.

TURNER, COLLIE & BRADEN, INC.

By:	/s/ Eric Chen
Its: